UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2013

TD Ameritrade Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-35509	82-0543156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4211 South 102nd Street Omaha, Nebraska	68127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 331-7856

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On February 13, 2013, TD Ameritrade Holding Corporation held its Annual Meeting of Stockholders, where three proposals were voted on. The proposals are described in detail in TD Ameritrade’s definitive proxy statement filed with the Securities and Exchange Commission on January 3, 2013. Of the 546,237,237 common shares outstanding and entitled to vote at the Annual Meeting, 518,316,900 common shares (or 94.89%), constituting a quorum, were represented in person or by proxy at the Annual Meeting.

The final voting results on each proposal are set forth below.

Proposal 1. The stockholders elected four directors to the board of directors to serve for three-year terms until the 2016 Annual Meeting of Stockholders. The votes for this proposal were:

	Number of Shares Voted For	Number of Shares Withheld	Broker Non-votes
Marshall A. Cohen	423,015,148	60,533,132	34,768,620
Kerry A. Peacock	419,341,143	64,207,137	34,768,620
J. Peter Ricketts	416,688,960	66,859,320	34,768,620
Allan R. Tessler	466,378,106	17,170,174	34,768,620

Proposal 2. The stockholders approved, on an advisory basis, the compensation of TD Ameritrade’s named executive officers. The votes on this proposal were:

For	Against	Abstain	Broker Non-votes
475,571,653	7,408,106	568,521	34,768,620

Proposal 3. The stockholders ratified the appointment of Ernst & Young LLP as TD Ameritrade’s independent registered public accounting firm for the fiscal year ending September 30, 2013. The votes on this proposal were:

For	Against	Abstain
517,743,899	307,041	265,960

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TD AMERITRADE HOLDING CORPORATION

Date: February 20, 2013	By:	/s/ William J. Gerber
Name: William J. Gerber
Title: Executive Vice President, Chief Financial Officer